Exhibit 99.1

Performance Designed Products LLC

Consolidated Financial Report

March 31, 2023

Performance Designed Products LLC

Contents
Independent Auditor’s Report	1-2

Consolidated Financial Statements

Balance Sheet	3

Statement of Operations	4

Statement of Member’s Equity	5

Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-16

Independent Auditor’s Report

To the Board of Directors

Performance Designed Products LLC

Opinion

We have audited the consolidated financial statements of Performance Designed Products LLC and its subsidiaries (the “Company”), which comprise the consolidated balance sheet as of March 31, 2023 and 2022 and the related consolidated statements of operations, member’s equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2023 and 2022 and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As described in Note 3 to the consolidated financial statements, the Company adopted new accounting guidance under ASU No. 2016-02, Leases (Topic 842), which will supersede the current lease accounting requirements in Topic 840, Leases, as of April 1, 2022. Topic 842 is based on the principle that a lessee should recognize assets and liabilities that arise from leases. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued or available to be issued.

To the Board of Directors

Performance Designed Products LLC

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that audits conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing audits in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audits.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audits in order to design audit procedures that are appropriate in the circumstances but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control-related matters that we identified during the audits.

May 24, 2024

Performance Designed Products LLC

Consolidated Balance Sheet

March 31, 2023 and 2022

	2023	2022
Assets
Current Assets
Cash and restricted cash	$3,705,050	$1,306,375
Accounts receivable - Net	11,635,962	13,616,657
Inventory - Net	20,734,428	24,027,434
Prepaid expenses and other current assets:
Prepaid expenses	1,907,216	2,123,725
Vendor advances	684,154	437,407
Other current assets	—	74,294

Total current assets	38,666,810	41,585,892
Property and Equipment - Net (Note 4)	1,156,491	770,847
Right-of-use Operating Lease Assets (Note 7)	4,469,573	—
Intangible Assets - Net (Note 5)	52,108	52,366
Other Assets	295,897	177,391

Total assets	$44,640,879	$42,586,496

Liabilities and Member’s Equity
Current Liabilities
Accounts payable	$4,571,399	$4,134,790
Revolving loan (Note 6)	23,541,806	16,756,271
Current portion of long-term debt (Note 6)	6,169,260	4,166,667
Current portion of lease liabilities - Operating (Note 7)	894,908	—
Accrued and other current liabilities:
Taxes payable	345,414	397,537
Accrued compensation	1,336,859	1,677,025
Accrued interest	195,317	—
Accrued royalties (Note 10)	2,325,095	2,609,614
Other accrued liabilities	325,430	415,473

Total current liabilities	39,705,488	30,157,377
Long-term Debt - Net of current portion (Note 6)	—	4,171,730
Lease Liabilities - Operating - Net of current portion (Note 7)	3,689,591	—

Total liabilities	43,395,079	34,329,107
Member’s Equity	1,245,800	8,257,389

Total liabilities and member’s equity	$44,640,879	$42,586,496

See notes to consolidated financial statements

Performance Designed Products LLC

Consolidated Statement of Operations

Years Ended March 31, 2023 and 2022

	2023	2022
Net Sales	$91,217,974	$110,202,301
Cost of Sales	71,401,235	82,713,675

Gross Profit	19,816,739	27,488,626
Operating Expenses
Selling, general, and administrative	22,201,999	21,107,116
Other operating expenses (Note 9)	3,144,441	3,932,059

Total operating expenses	25,346,440	25,039,175

Operating (Loss) Income	(5,529,701)	2,449,451
Nonoperating (Expense) Income
Loss on foreign currency translation	(111,148)	(881,131)
Other income	473,627	3,314
Interest expense	(1,758,637)	(1,577,297)
Phantom equity expense (Note 11)	—	(3,575,096)

Total nonoperating expense	(1,396,158)	(6,030,210)

Loss - Before income taxes	(6,925,859)	(3,580,759)
Income Tax Expense	85,730	107,482

Consolidated Net Loss	$(7,011,589)	$(3,688,241)

See notes to consolidated financial statements

Performance Designed Products LLC

Consolidated Statement of Member’s Equity

Years Ended March 31, 2023 and 2022

Balance - April 1, 2021	$51,049,369
Consolidated net loss	(3,688,241)
Advances to member	(42,678,835)
Member contribution	3,575,096

Balance - March 31, 2022	8,257,389
Consolidated net loss	(7,011,589)

Balance - March 31, 2023	$1,245,800

See notes to consolidated financial statements

Performance Designed Products LLC

Consolidated Statement of Cash Flows

Years Ended March 31, 2023 and 2022

	2023	2022
Cash Flows from Operating Activities
Consolidated net loss	$(7,011,589)	$(3,688,241)
Adjustments to reconcile consolidated net loss to net cash and restricted cash from operating activities:
Depreciation and amortization	943,460	763,128
Amortization of debt issuance costs	142,285	386,445
Bad debt (recovery) expense	(341,868)	240,000
Loss on disposal of property and equipment	30,505	—
Amortization of right-of-use asset	487,140	—
Changes in operating assets and liabilities that provided (used) cash and restricted cash:
Accounts receivable	2,322,563	4,773,164
Inventory	3,293,006	503,741
Prepaid expenses and other assets	(74,450)	3,209,081
Accounts payable	436,609	(2,293,976)
Accrued and other liabilities	(571,534)	653,965
Operating lease liability	(372,214)	—

Net cash and restricted cash (used in) provided by operating activities	(716,087)	4,547,307
Cash Flows Used in Investing Activities - Purchase of property and equipment	(1,359,351)	(485,477)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	10,000,000
Payments on long-term debt	(2,311,422)	(1,388,889)
Net proceeds from the revolving loan	6,785,535	16,756,271
Debt issuance costs	—	(415,000)
Advances to member	—	(42,678,835)
Member contribution	—	3,575,096

Net cash and restricted cash provided by (used in) financing activities	4,474,113	(14,151,357)

Net Increase (Decrease) in Cash and Restricted Cash	2,398,675	(10,089,527)
Cash and Restricted Cash - Beginning of year	1,306,375	11,395,902

Cash and Restricted Cash - End of year	$3,705,050	$1,306,375

Supplemental Cash Flow Information
Interest paid	$1,421,035	$1,190,852
Phantom stock payout	—	3,575,096
Significant Noncash Transactions - Right-of-use asset capitalized under operating leases	$4,462,986	$—

See notes to consolidated financial statements

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 1—Nature of Business

Performance Designed Products LLC (the “Company”) is engaged in the sale and distribution of video game accessories in various geographic locations. The Company is a wholly owned subsidiary of FSAR Holdings, Inc. (the “Parent Company”).

On April 21, 2021, the Parent Company was acquired by a new entity, resulting in a change in control. As a result of the acquisition, the Company’s debt was amended and restated, and the Parent Company elected not to apply pushdown accounting to Performance Designed Products LLC. Therefore, the Company’s consolidated financial statements are reported at historical cost.

Note 2—Significant Accounting Policies

Basis of Presentation and Use of Estimates

The consolidated financial statements of the Company have been prepared on the basis of generally accepted accounting principles (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. The subsidiaries consist of Performance Designed Products Limited (PDP UK); PDP France SARL (PDP France); Performance Designed Products B.V. (PDP Netherlands); Performance Designed Products Australia Pty Ltd (PDP Australia); and Performance Designed Products Co., Ltd (PDP Japan). PDP UK, PDP France, PDP Netherlands, PDP Australia, and PDP Japan are incorporated in the United Kingdom, France, the Netherlands, Australia, and Japan, respectively. All material intercompany accounts and transactions have been eliminated in consolidation.

Restricted Cash

The Company has approximately $201,000 of restricted cash, which is pledged as collateral for letters of credit that the Company has with its lender. The restricted cash is presented in cash on the consolidated balance sheet.

Trade Accounts Receivable

Accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance for doubtful accounts on accounts receivable balances was $54,084 and $416,367 as of March 31, 2023 and 2022, respectively.

Inventory

Inventory primarily consists of finished goods purchased for distribution and components utilized in the production of the finished goods at third-party manufacturing facilities. Inventory is stated at the lower of cost or net realizable value, with cost determined on the weighted-average method. As of March 31, 2023 and 2022, the reserve for excess and slow-moving inventory is $3,395,689 and $1,657,549, respectively. Included in the reserve as of March 31, 2023 is $2,413,083 of reserves for component inventory that management deemed to be obsolete during the year ended March 31, 2023.

The Company has approximately $1,250,000, $3,249,000, $5,487,000, and $412,000 of inventory in Australia, Europe, China, and Japan, respectively, as of March 31, 2023. The Company has approximately $1,106,000, $4,425,000, $6,403,000, and $297,000 of inventory in Australia, Europe, China, and Japan, respectively, as of March 31, 2022.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 2—Significant Accounting Policies (Continued)

Leases

The Company has operating leases for certain warehouses described in Note 7. The Company records a right-of-use asset and lease liability based on the present value of the future minimum payments over the lease term. The Company recognizes expense for operating leases on a straight-line basis over the lease term. The Company made a policy election not to separate lease and nonlease components for the warehouse leases. Therefore, all payments are included in the calculation of the right-of-use asset and lease liability.

The Company used an estimated incremental borrowing rate as the discount rate for calculating the right-of-use asset and lease liability for the warehouse leases. Additionally, the Company elected to account for leases with a lease term of one year or less as short-term leases, which are not included in the right-of-use asset and lease liability.

Debt Issuance Costs

During the year ended March 31, 2022, the Company amended and restated the credit agreement with the lending bank. Upon amendment and restatement, the Company wrote off previous unamortized debt issuance costs of approximately $244,000 within interest expense and capitalized approximately $415,000 of debt issuance costs in connection with the amendment. These debt issuance costs, net of accumulated amortization, are presented net of debt. The costs are amortized over the term of the related debt and reported as a component of interest expense, which approximated $142,000 during the years ended March 31, 2023 and 2022. Total capitalized debt issuance costs were $415,000 and accumulated amortization was approximately $285,000 and $142,000 as of March 31, 2023 and 2022, respectively.

Property and Equipment

Property and equipment are recorded at cost. The Company uses the straight-line method for computing depreciation and amortization. Assets are depreciated over their estimated useful lives. The cost of leasehold improvements is depreciated (amortized) over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Revenue Recognition

The Company primarily distributes video game accessories directly to customers.

The Company recognized revenue from the sale of goods totaling $91,217,974 and $110,202,301, net of returns, discounts, and other allowances of $15,166,740 and $14,905,350, for the years ended March 31, 2023 and 2022, respectively. The Company’s sales by geographic region for the year ended March 31, 2023 are as follows: $73,353,060 in North America, $5,869,920 in Australia, $26,261,471 in Europe, and $900,263 in Africa and Asia. The Company’s sales by geographic region for the year ended March 31, 2022 are as follows: $84,698,699 in North America, $6,986,853 in Australia, $32,583,204 in Europe, and $838,895 in Africa and Asia.

Timing of Satisfaction

The goods sold are homogenous and have an alternative use in that they can be sold to another customer, and, as a result, all revenue was recognized at a point in time for the years ended March 31, 2023 and 2022.

The Company typically satisfies its performance obligations for sale as goods are delivered. Therefore, revenue is recognized when control of the goods is transferred to the customer, which generally occurs upon shipment. The Company also has certain arrangements with delivery terms that are not shipping point and, therefore, are recognized upon the transfer of control, which is based on the associated shipping terms, such as upon delivery of the products to the customer.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 2—Significant Accounting Policies (Continued)

Because contracts with customers usually contain only one performance obligation that is satisfied at a point in time, there are no satisfied performance obligations that would result in contract assets other than trade accounts receivable. Total accounts receivable were $11,635,962, $13,616,657, and $18,629,821 as of March 31, 2023; March 31, 2022; and April 1, 2021, respectively. There were no significant contract liabilities recorded at March 31, 2023; March 31, 2022; or April 1, 2021.

Allocating the Transaction Price

The transaction price of a contract is the amount of consideration that the Company expects to receive in exchange for transferring promised goods or services to a customer. Transaction prices do not include amounts collected on behalf of third parties (e.g., sales taxes).

To determine the transaction price of a contract, the Company considers its customary business practices and the customer payment terms. For the purpose of determining transaction prices, the Company assumes that the goods will be transferred to the customer in accordance with the customer order. All of the Company’s orders from customers have fixed transaction prices that are denominated in U.S. dollars and payable in cash.

Revenue is recognized net of variable considerations, which include retailer-specific stipulated contractual programs and estimates of other anticipated customer rebates, price protection, and other discounts. The Company establishes sales allowances based on estimates of future price protection and returns with respect to current period product revenue. The allowance for price protections and returns for the years ended March 31, 2023 and 2022 was $9,053,901 and $11,399,360, respectively. In addition, management monitors the volume of sales to retailers and distributors and their inventories as substantial overstocking in the distribution channel, which may result in the requirement for substantial price protection or high returns in subsequent periods. Price protection and returns in future periods are inherently uncertain, as unsold products in the distribution channels are exposed to rapid changes in consumer preferences, market considerations, or technological obsolescence due to new platforms, product updates, or competing products.

Significant Payment Terms

Payment for goods is typically due 30 to 90 days after invoice date. Incremental costs, which are primarily sales commissions, to obtain contracts are expensed when incurred.

Nature of Promises to Transfer

The Company does not act as an agent (i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer).

Warranties

The Company’s vendor warranties provide customers with assurance that purchased goods comply with published specifications. The Company does not sell warranties separately.

Shipping and Handling Costs

The Company records shipping and handling costs for the delivery of finished goods in selling, general and administrative expenses in the consolidated statement of operations. Shipping and handling costs are treated as fulfillment costs and total $2,516,238 and $2,468,664 for March 31, 2023 and 2022, respectively.

Advertising Expense

Advertising expense is charged to income during the year in which it is incurred. Advertising expense for the years ended March 31, 2023 and 2022 was $1,213,823 and $828,073, respectively.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 2—Significant Accounting Policies (Continued)

Foreign Currency Exchange

The expression of assets and liabilities in a foreign currency amount gives rise to exchange gains and losses when such obligations are paid in United States dollars. Foreign currency exchange rate adjustments (i.e., differences between amounts recorded and actual amounts owed or paid) are reported in the consolidated statement of operations as the foreign currency fluctuations occur. Foreign currency exchange rate adjustments are reported in the consolidated statement of cash flows using the exchange rates in effect at the time of the cash flows.

Foreign Currency Translation

Assets and liabilities of the Company’s foreign subsidiaries are translated into U.S. dollars at the rate of exchange in effect at the close of the period. Income and expenses are translated at an average rate of exchange for the period. The aggregate effect of translating the financial statements is insignificant and presented in the consolidated statement of operations.

Income Taxes

Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro rata share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

Australia, France, and the United Kingdom recognize income tax assets and liabilities, based on enacted tax laws, for all temporary differences between the financial reporting and tax bases of assets and liabilities and for net operating loss carryforwards. Deferred tax assets and liabilities are insignificant as of March 31, 2023 and 2022.

Intangible Assets

Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets, which is 15 years for domain names. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. No impairment charge was recognized during the years ended March 31, 2023 and 2022.

Major Customers and Suppliers

The Company has three customers that accounted for 64 percent of accounts receivable and 57 percent of sales as of and for the year ended March 31, 2023. The Company had three major customers that accounted for 66 percent of accounts receivable and 59 percent of sales for the year ended March 31, 2022.

The Company has one vendor that accounted for 19 percent of accounts payable and 18 percent of purchases as of and for the year ended March 31, 2023. The Company has three vendors that accounted for 3 percent of accounts payable and 36 percent of purchases as of and for the year ended March 31, 2022.

Subsequent Events

The consolidated financial statements and related disclosures include evaluation of events up through and including May 24, 2024, which is the date the consolidated financial statements were available to be issued.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 2—Significant Accounting Policies (Continued)

Upcoming Accounting Pronouncement

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. The ASU includes changes to the accounting and measurement of financial assets, including the Company’s accounts receivable, by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The new guidance will be effective for the Company’s year ending March 31, 2024. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the period of adoption, and the impact has not yet been determined.

Note 3—Adoption of New Accounting Pronouncement

As of April 1, 2022, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2016-02, Leases. The ASU requires lessees to recognize a right-of-use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. The Company elected to adopt the ASU using the modified retrospective method as of April 1, 2022 and applied the following practical expedients:

•	The Company did not reassess if expired or existing contracts are or contain a lease.

•	The Company did not reassess the lease classification for expired or existing leases.

•	The Company did not reassess initial direct costs for any existing leases.

As a result of the adoption of the ASU, the Company recorded a right-of-use asset and lease liability of $352,435 as of April 1, 2022 for existing operating leases. There was no impact on retained earnings as a result of adopting the new ASU.

Note 4—Property and Equipment

Property and equipment are summarized as follows at March 31, 2023 and 2022:

	2023	2022	Depreciable Life - Years
Machinery and equipment	$1,448,680	$1,450,759	3
Tooling	4,011,859	3,984,615	2
Furniture and fixtures	286,856	901,540	3-5
Computer equipment and software	866,495	2,230,930	3-5
Leasehold improvements	195,137	639,095	3-5

Total cost	6,809,027	9,206,939
Accumulated depreciation	5,652,536	8,436,092

Net property and equipment	$1,156,491	$770,847

Depreciation and amortization expense for 2023 and 2022 was $943,202 and $762,870, respectively.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 5—Intangible Assets

Intangible assets of the Company at March 31, 2023 and 2022 are summarized as follows:

	2023		2022
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortized intangible assets - Domain name	$3,872	$(1,764)	$3,872	$(1,506)
Unamortized intangible assets - Trade name	50,000	—	50,000	—

Total amortized and unamortized intangible assets	$53,872	$(1,764)	$53,872	$(1,506)

Amortization expense for intangible assets totaled $258 for the years ended March 31, 2023 and 2022.

Note 6—Revolving Loan and Long-term Debt

Prior to the change in control on April 22, 2021, the Company had a line of credit agreement with a bank that allowed the Company borrowings of up to $25,000,000. On April 22, 2021, in conjunction with the sale of the Parent Company disclosed in Note 1, the credit agreement was amended and restated, providing the Company with a revolving loan and term loan. The credit agreement matures on February 29, 2024 and is collateralized by all assets of the Company.

The revolving loan under the amended and restated credit agreement allows for borrowings up to $40,000,000, subject to borrowing base restrictions. The revolving loan incurs interest at the bank’s LIBOR plus 75 basis points (an effective rate of 8.50 percent and 4.25 percent as of March 31, 2023 and 2022, respectively) and requires monthly interest-only payments, with the principal due upon maturity.

The term loan under the amended and restated credit agreement had an initial balance of $5,000,000. The term loan incurs interest at the bank’s prime rate plus 200 basis points (an effective rate of 9.75 and 5.50 percent as of March 31, 2023 and 2022, respectively), with monthly principal payments of $138,889 plus accrued interest with any final principal due upon maturity.

On April 22, 2021, in addition to the amended credit agreement above, the Company entered into a related party note payable with a prior owner upon the change in control. The related party note payable had an initial principal balance of $5,000,000. The related party note payable is non-interest bearing (except as disclosed further below) and is not collateralized. The payment terms require two installments of $2,500,000 on October 22, 2022 and April 22, 2023. The note is subordinate to the credit agreement noted above, and payment of the related party note is blocked if the Company does not meet certain liquidity levels. The Company did not meet the liquidity levels at the first payment date through March 31, 2023 or through the date of this report. As a result, the related party note payable remains unpaid as of the date of this report and will become due upon the Company achieving the required liquidity requirements. There is an acceleration clause that would make the note due upon demand if there was a change in control and a clause that requires interest to be charged in the event the Company did not meet certain liquidity levels defined in the credit agreement. During the year ended March 31, 2023, the Company did not meet the liquidity level on October 22, 2022, the first payment installment date. Therefore, the note accrued interest at the prime rate (an effective interest rate of 6.25 percent) for the period from the first payment installment date through March 31, 2023.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 6—Revolving Loan and Long-term Debt (Continued)

The following summarizes revolving loan and long-term debt balances as of March 31, 2023:

	2023	2022
Revolving loan	$23,541,806	$16,756,271
Term loan	1,299,689	3,611,111
Related party note payable	5,000,000	5,000,000
Unamortized debt issuance costs	(130,429)	(272,714)

Total debt less debt issuance costs	29,711,066	25,094,668
Less current portion	(29,711,066)	(20,922,938)

Total long-term debt	$—	$4,171,730

Total interest expense incurred on the debt above was $1,758,637 and $1,190,852 for the years ended March 31, 2023 and 2022, respectively, which includes amortization on the debt issuance costs.

Under the credit agreement with the bank, the Company is subject to various financial covenants, including a leverage ratio and a fixed-charge coverage ratio. As of March 31, 2023, the Company was in violation of the leverage ratio and fixed-charge coverage ratio. Additionally, the credit agreement requires delivery of audited financial statements to the bank within 120 days after year end, which the Company violated for the year ended March 31, 2023. Subsequent to year end, the bank waived the covenant violations and amended the credit agreement to amend the financial covenants.

As described above, the Company’s revolving and term loan with its lender mature in February 2024. Subsequent to March 31, 2023, the Company extended the revolving loan and term loan to May 29, 2024.

Note 7—Leases

The Company is obligated under operating leases primarily for warehouses, expiring at various dates through January 31, 2028. The right-of-use asset and related lease liability have been calculated using discount rates ranging from 4.5 percent to 8.3 percent. The leases require the Company to pay taxes, insurance, utilities, and maintenance costs.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 7—Leases (Continued)

Future minimum annual commitments under these operating leases are as follows:

Years Ending March 31	Amount
2024	$1,238,327
2025	1,086,068
2026	1,112,856
2027	1,150,472
2028	985,709

Total	5,573,432
Less amount representing interest	988,933

Present value of net minimum lease payments	4,584,499
Less current obligations	894,908

Long-term obligations under leases	$3,689,591

Expenses recognized under these leases for the year ended March 31, 2023 consist of the following:

Finance lease cost	$—
Operating lease cost	1,250,000
Variable lease cost	177,473

Total lease cost	$1,427,473

Other information:
Cash paid for amounts included in the measurement of lease liabilities - Operating cash flows from operating leases	$1,162,716
Right-of-use assets obtained in exchange for new operating lease liabilities	4,462,986
Weighted-average remaining lease term (in years) - Operating leases	3.9
Weighted-average discount rate - Operating leases	8.3%

Total rent expense under these leases during the year ended March 31, 2022 was $1,144,752.

Note 8—Retirement Plans

The Company sponsors a 401(k) plan for substantially all employees. The plan provides for the Company to make a discretionary contribution. Contributions to the plan totaled $158,285 and $139,027 for the years ended March 31, 2023 and 2022, respectively.

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 9—Other Operating Expenses

Other operating expenses for the years ended March 31, 2023 and 2022 are summarized as follows:

	2023	2022
Depreciation expense (Note 4)	$943,202	$763,128
Strategic initiative expenses	1,301,270	916,013
Management fees	899,969	1,084,465
Inventory write-down	—	1,168,453

Total	$3,144,441	$3,932,059

Strategic Initiative Expenses

During the years ended March 31, 2022 and 2022, the Company incurred expenses for strategic initiatives as it rebranded and realigned key initiatives upon the change in control event. The expenses included salaries paid to employees and consulting fees paid to third-party firms. During the year ended March 31, 2023, the expenses also included costs to change certain third-party warehouse providers.

Management Fees

During the years ended March 31, 2022 and 2022, the Company paid related party management fees to the ultimate shareholder of the Company for oversight and business management services.

Inventory Write-down

The Company identified certain inventory that it concluded to retool based on certain initiatives identified during the year ended March 31, 2022. These inventory items were reevaluated, and certain costs were written off during the year. The Company recorded this one-time adjustment in operating expenses, as it realigned future operations with new ownership upon the change in control. The Company did not have similar costs related to reevaluation of inventory during the year ended March 31, 2023.

Note 10—Royalty Agreements

The Company has licensing agreements with various licensors for rights to use certain patents and trademarks. Under the terms of the agreements, the Company is subject to royalties on certain sales at varying rates ranging from 6 percent to 12 percent. Certain agreements require upfront prepayment of annual minimum royalty obligations for the next 12 months. Other agreements have guaranteed minimum royalties, which are offset by royalties earned as a result of sales. Royalty expense is recorded upon shipment of products subject to royalties and is generally payable on a quarterly basis. Minimum royalty obligations paid in advance are reported as prepaid royalties by the Company and subsequently charged to cost of sales in accordance with the terms of the respective agreement. If all or a portion of the minimum royalty obligations paid in advance subsequently appears to be unrecoverable through future use of the rights obtained under the license, the unrecoverable portion is charged to cost of sales.

As of March 31, 2023 and 2022, the Company has prepaid royalty expense of $136,332 and $473,125 and accrued royalty expense payable of $2,325,095 and $2,609,614, respectively. Total royalty expense for the years ended March 31, 2023 and 2022 approximated $11,210,000 and $14,458,000, respectively.

The Company has future minimum royalty payments as of March 31 for the following years:

2024	$1,043,000
2025	1,043,000
2026	1,043,000

Total	$3,129,000

Performance Designed Products LLC

Notes to Consolidated Financial Statements

March 31, 2023 and 2022

Note 11—Phantom Equity Agreements

The Company has a management incentive plan that may grant phantom equity awards to employees pursuant to a phantom equity agreement (the “Plan”).

The Plan permits the board of directors to grant incentive units that, upon a change in control, as defined, allow the award holder to receive cash payments of a specific percentage of the sales proceeds, which is defined in the individual award agreements. The sales proceeds are defined as follows: (i) in the event a change of control is accomplished by the sale of the Company’s assets, the gross proceeds received with respect to the sale of such assets reduced by any indebtedness of the Company as of the sale date that was not assumed by the purchaser and (ii) in the event of any other transaction constituting a change of control, the gross proceeds resulting from such transaction and received by any person with respect to their direct or indirect ownership interest in the Company.

The awards do not constitute or represent an ownership interest in the Company. The term of an award terminates on the earliest of (a) the date of separation other than as a result of an involuntary termination without cause, (b) the eighth anniversary of the date of grant, and (c) the date on which payment is made to the award holder with respect to the award.

In April 2021, there was a change in control event that met the payout terms of the Plan, and individuals with outstanding grants received a total of $3,500,000 in cash, which was recorded in nonoperating expenses on the consolidated statement of operations. To fund the payout, the Company received a member contribution in the amount of approximately $3,500,000 in April 2021. All previously outstanding phantom units were paid out as part of the April 2021 transaction, and no new phantom equity agreements have been entered into at the Company.

Note 12—Subsequent Events

On March 13, 2024, the Company’s parent, FSAR Holdings, Inc., was acquired by Turtle Beach Corporation which created a change in control.